                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Financial Analysts and Institutional Investors
Ameren Communications	Andrew Kirk
314.554.2182	314.554.3942
communications@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2025 Results

•Third Quarter GAAP Diluted Earnings Per Share (EPS) were $2.35 in 2025 vs. Third Quarter GAAP EPS of $1.70 in 2024
•Third Quarter Adjusted (Non-GAAP) Diluted EPS were $2.17 in 2025 vs. Third Quarter Adjusted (Non-GAAP) EPS of $1.87 in 2024
•2025 GAAP Diluted EPS Guidance Range Raised to $5.08 to $5.28
•2025 Adjusted (Non-GAAP) Diluted EPS Guidance Range Raised to $4.90 to $5.10
•2026 Diluted EPS Guidance Range Established at $5.25 to $5.45

ST. LOUIS (Nov. 5, 2025) — Ameren Corporation (NYSE: AEE) today announced third quarter 2025 net income attributable to common shareholders in accordance with generally accepted accounting principles (GAAP) of $640 million, or $2.35 per diluted share, compared to third quarter 2024 GAAP net income of $456 million, or $1.70 per diluted share. Excluding a third quarter 2025 tax benefit and certain 2024 charges described below, Ameren recorded third quarter 2025 adjusted (non-GAAP) net income attributable to common shareholders of $592 million, or $2.17 per diluted share, compared to third quarter 2024 adjusted (non-GAAP) net income attributable to common shareholders of $500 million, or $1.87 per diluted share.
Third quarter 2025 adjusted earnings reflected increased infrastructure investments, new Ameren Missouri electric service rates that became effective June 1, 2025, and higher Ameren Missouri retail sales, primarily driven by warmer July weather in the current period. These positive factors were partially offset by higher interest expense at Ameren Parent and Ameren Missouri, as well as higher energy center and tree trimming expenditures that drove higher operations and maintenance expenses at Ameren Missouri. Finally, the earnings per diluted share comparison reflected higher weighted-average basic common shares outstanding in the third quarter 2025.

"We are executing across all elements of our strategy, including hardening the grid, expanding our balanced generation portfolio and supporting economic development," said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation. "These efforts reflect our commitment to investing in a reliable and resilient energy future that provides value for our customers and communities."
Ameren recorded GAAP net income attributable to common shareholders for the nine months ended September 30, 2025, of $1,204 million, or $4.43 per diluted share, compared to GAAP net income attributable to common shareholders for the nine months ended September 30, 2024, of $975 million, or $3.65 per diluted share. Excluding a third quarter 2025 tax benefit and certain 2024 charges described below, Ameren recorded 2025 adjusted net income for the nine months ended September 30, 2025, of $1,156 million, or $4.25 per diluted share and 2024 adjusted net income for the nine months ended September 30, 2024, of $1,030 million, or $3.86 per diluted share.
The increase in year-over-year nine month adjusted earnings reflected increased infrastructure investments, new Ameren Missouri electric service rates and higher Ameren Missouri electric retail sales, primarily driven by colder winter and warmer July weather in the current period. These positive factors were partially offset by higher interest expense at Ameren Missouri and Ameren Parent and higher operations and maintenance expenses at Ameren Missouri.
As reflected in the table below, the following items were excluded from adjusted earnings for the three-month and nine-month periods ended September 30, 2025, and 2024, respectively.

	(In millions, except per share amounts)
	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2025		2024		2025		2024
GAAP Earnings / Diluted EPS	$640	$2.35	$456	$1.70	$1,204	$4.43	$975	$3.65
Charge for additional mitigation relief related to Rush Island Energy Center	$—	$—	$44	$0.17	$—	$—	$59	$0.22
Less: Income tax benefit	—	—	(10)	(0.04)	—	—	(14)	(0.05)
Charge, net of tax benefit	$—	$—	$34	$0.13	$—	$—	$45	$0.17
Charge for customer refunds from FERC order on MISO's allowed base ROE	$—	$—	$12	$0.05	$—	$—	$12	$0.05
Less: Income tax benefit	—	—	(2)	(0.01)	—	—	(2)	(0.01)
Charge, net of tax benefit	$—	$—	$10	$0.04	$—	$—	$10	$0.04
Tax benefit from FERC order on net operating loss carryforwards	$(48)	$(0.18)	$—	$—	$(48)	$(0.18)	$—	$—
Adjusted Earnings / Diluted EPS	$592	$2.17	$500	$1.87	$1,156	$4.25	$1,030	$3.86

Earnings Guidance
Ameren now expects 2025 GAAP EPS to be in the range of $5.08 to $5.28 and 2025 adjusted EPS to be in the range of $4.90 to $5.10, both of which reflect an increase from the original 2025 EPS guidance range of $4.85 to $5.05. The adjusted EPS range excludes the third quarter 2025 tax benefit described above.
Ameren expects 2026 diluted EPS to be in the range of $5.25 to $5.45.
Earnings guidance for 2025 assumes normal temperatures for the last three months of the year, and earnings guidance for 2026 assumes normal temperatures for the full year. Earnings guidance for 2025 and 2026 is subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy transmission and distribution operations; energy, economic, capital and credit market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri third quarter 2025 earnings were $518 million, compared to third quarter 2024 GAAP and adjusted earnings of $381 million and $415 million, respectively. Adjusted earnings in 2024 excluded the above-described mitigation charges related to an agreement in principle to settle the Rush Island Energy Center New Source Review and Clean Air Act proceeding. On an adjusted basis, the year-over-year increase reflected earnings on increased infrastructure investments, new electric service rates that became effective June 1, 2025 and higher electric retail sales, primarily driven by warmer July weather in the current period. These positive factors were partially offset by higher interest expense and higher operations and maintenance expenses, the latter driven primarily by higher energy center and tree trimming expenditures.
Ameren Transmission Segment Results
Ameren Transmission third quarter 2025 GAAP and adjusted earnings were $151 million and $103 million, respectively, compared to third quarter 2024 GAAP and adjusted earnings of $90 million and $100 million, respectively. Adjusted earnings in 2025 excluded the above-described tax benefit related to a Federal Energy Regulatory Commission (FERC) order on net operating loss carryforwards. Adjusted earnings in 2024 excluded the above-described charges for customer refunds from a FERC order on the Midcontinent Independent System Operator's (MISO) allowed base return on equity.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution third quarter 2025 earnings were $57 million, compared to third quarter 2024 earnings of $56 million.

Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas third quarter 2025 loss was $13 million, compared to a third quarter 2024 loss of $10 million.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent third quarter 2025 loss was $73 million, compared to a third quarter 2024 loss of $61 million. The year-over-year comparison reflected higher interest expense.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, November 6, 2025, to discuss third quarter earnings, 2025 and 2026 earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.5 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn.com/company/Ameren.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented adjusted earnings and adjusted earnings per share, which are non-GAAP measures and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP information is included in this release. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the cumulative impact of the first and third quarter 2024 charges for additional mitigation relief related to an agreement in principle to settle the New Source Review (NSR) and Clean Air Act proceeding, a third quarter 2024 charge for customer refunds related to the FERC's October 2024 order on MISO's allowed base return on equity, and a third quarter 2025 tax benefit related to a FERC order on net operating loss carryforwards. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that adjusted earnings allow the company to more accurately compare its ongoing performance across periods. In providing adjusted earnings guidance, there could be differences between adjusted earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2024, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri's request with the Missouri Public Service Commission (MoPSC) to modify its existing large primary service tariff, Ameren Illinois' appeal of the December 2023 and 2024 Illinois Commerce Commission (ICC) orders for the multi-year rate plan (MYRP) electric distribution service regulatory rate review and June 2024 rehearing order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2025, Ameren Illinois' natural gas delivery service regulatory rate review filed with the ICC in January 2025, and the January and April 2025 appeals of FERC's October 2024 and March 2025 orders by the MISO transmission owners, including Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI);
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed return on equity (ROE), within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism;
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired and nuclear energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, preferred resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals;
•Ameren Missouri’s ability to earn, utilize, or transfer at a reasonable price federal production and investment tax credits related to renewable energy projects and nuclear energy production; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of the MISO long-range transmission planning process, including changes to planned projects, the ability to secure competitively bid or assigned projects and related approvals, including CCNs from the MoPSC and ICC or any other required approvals, and changes in applicable legislative or regulatory frameworks;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other domestic or international governmental actions, including monetary, fiscal, foreign trade, and energy policies, foreign trade tariffs, executive orders, or extended federal government shutdowns or defunding;
•the effects of changes in federal, state, or local tax laws or rates; additional regulations, interpretations, amendments, or technical corrections to, or in connection with the One Big Beautiful Bill Act (OBBBA) and the Inflation Reduction Act of 2022 (IRA), including the effects of the OBBBA as it relates to construction timelines of solar and wind projects along with the ability to obtain materials for these projects to be eligible for federal production and investment tax credits, and the effects of the IRA as it relates to the 15% minimum tax on adjusted financial statement income; and any challenges to the tax positions we have taken, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•our ability to realize forecasted energy demand from potential new customers, including demand growth dependent on the addition of new data centers and other large primary service customers within our service territories;
•the effects on energy prices and demand for our services resulting from customer growth patterns or usage, including demand from data centers, technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming increasingly cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity required for the energy generated by Ameren Missouri's energy centers or as required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, geopolitical, and capital market conditions, including foreign trade tariffs or trade wars, evolving federal regulatory priorities, and the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and suppliers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during and after the transition to clean energy generation by Ameren Missouri and the electric utility industry, as well as Ameren Missouri's ability to meet existing or future generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements and environmental policies, including those related to NSR provisions of the Clean Air Act, carbon dioxide, nitrogen oxides, sulfur dioxide, and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit, terminate or otherwise modify the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, workforce reductions, our ability to attract and retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about company policies or practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the United States and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating Revenues:
Electric	$2,563	$2,035	$6,223	$4,920
Natural gas	136	138	794	762
Total operating revenues	2,699	2,173	7,017	5,682
Operating Expenses:
Fuel and purchased power	768	499	2,064	1,154
Natural gas purchased for resale	25	30	233	214
Other operations and maintenance	502	520	1,447	1,455
Depreciation and amortization	415	388	1,168	1,125
Taxes other than income taxes	164	150	439	416
Total operating expenses	1,874	1,587	5,351	4,364
Operating Income	825	586	1,666	1,318
Other Income, Net	76	101	257	293
Interest Charges	208	173	570	492
Income Before Income Taxes	693	514	1,353	1,119
Income Taxes	52	57	145	140
Net Income	641	457	1,208	979
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$640	$456	$1,204	$975

Earnings per Common Share - Basic	$2.37	$1.71	$4.46	$3.66

Earnings per Common Share – Diluted	$2.35	$1.70	$4.43	$3.65

Weighted-average Common Shares Outstanding – Basic	270.4	266.8	270.2	266.6
Weighted-average Common Shares Outstanding – Diluted	272.2	267.3	271.7	266.9

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$9	$7
Accounts receivable - trade (less allowance for doubtful accounts)	794	525
Unbilled revenue	413	346
Miscellaneous accounts receivable	78	96
Inventories	804	762
Current regulatory assets	260	366
Other current assets	252	162
Total current assets	2,610	2,264
Property, Plant, and Equipment, Net	38,411	36,304
Investments and Other Assets:
Nuclear decommissioning trust fund	1,502	1,342
Goodwill	411	411
Regulatory assets	2,611	2,397
Pension and other postretirement benefits	741	757
Other assets	1,130	1,123
Total investments and other assets	6,395	6,030
TOTAL ASSETS	$47,416	$44,598
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$29	$317
Short-term debt	903	1,143
Accounts and wages payable	762	1,059
Taxes accrued	215	60
Interest accrued	183	196
Customer deposits	248	223
Current regulatory liabilities	142	120
Other current liabilities	323	295
Total current liabilities	2,805	3,413
Long-term Debt, Net	19,172	17,262
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	5,081	4,474
Regulatory liabilities	6,089	5,897
Asset retirement obligations	844	822
Other deferred credits and liabilities	516	487
Total deferred credits and other liabilities	12,530	11,680
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,559	7,513
Retained earnings	5,232	4,604
Accumulated other comprehensive loss	(14)	(6)
Total shareholders’ equity	12,780	12,114
Noncontrolling Interests	129	129
Total equity	12,909	12,243
TOTAL LIABILITIES AND EQUITY	$47,416	$44,598

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$1,208	$979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,199	1,142
Amortization of nuclear fuel	39	59
Amortization of debt issuance costs and premium/discounts	14	14
Deferred income taxes and tax credits, net	255	145
Allowance for equity funds used during construction	(60)	(48)
Stock-based compensation costs	21	22
Other	29	84
Changes in assets and liabilities	(308)	(451)
Net cash provided by operating activities	2,397	1,946
Cash Flows From Investing Activities:
Capital expenditures	(3,118)	(3,029)
Nuclear fuel expenditures	(20)	(57)
Purchases of securities – nuclear decommissioning trust fund	(373)	(499)
Sales and maturities of securities – nuclear decommissioning trust fund	348	480
Other	51	(1)
Net cash used in investing activities	(3,112)	(3,106)
Cash Flows From Financing Activities:
Dividends on common stock	(576)	(535)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	(239)	1,002
Maturities and extinguishment of long-term debt	(324)	(849)
Issuances of long-term debt	1,960	1,610
Issuances of common stock	35	30
Employee payroll taxes related to stock-based compensation	(13)	(8)
Debt issuance costs	(17)	(19)
Other	—	(15)
Net cash provided by financing activities	822	1,212
Net change in cash, cash equivalents, and restricted cash	107	52
Cash, cash equivalents, and restricted cash at beginning of year(a)	328	272
Cash, cash equivalents, and restricted cash at end of period(b)	$435	$324
(a)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.
(b)Includes $9 million of cash and cash equivalents and $426 million of restricted cash as of September 30, 2025.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,894	3,636	10,570	10,108
Commercial	3,962	3,753	10,678	10,410
Industrial	1,112	1,094	3,108	3,099
Street lighting and public authority	14	14	44	47
Ameren Missouri retail load subtotal	8,982	8,497	24,400	23,664
Off-system	581	748	2,457	3,363
Ameren Missouri total	9,563	9,245	26,857	27,027
Ameren Illinois Electric Distribution
Residential	3,349	3,120	8,757	8,453
Commercial	3,205	3,225	8,783	8,772
Industrial	2,791	2,880	7,793	8,270
Street lighting and public authority	101	95	299	293
Ameren Illinois Electric Distribution total	9,446	9,320	25,632	25,788
Ameren Total	19,009	18,565	52,489	52,815
Electric Revenues (in millions):
Ameren Missouri
Residential	$702	$590	$1,483	$1,326
Commercial	537	465	1,154	1,048
Industrial	119	108	269	246
Other, including street lighting and public authority	27	6	36	51
Ameren Missouri retail load subtotal	$1,385	$1,169	$2,942	$2,671
Off-system sales and capacity	300	155	951	231
Ameren Missouri total	$1,685	$1,324	$3,893	$2,902
Ameren Illinois Electric Distribution
Residential	$469	$339	$1,132	$947
Commercial	235	184	596	512
Industrial	46	38	144	130
Other, including street lighting and public authority	(51)	(9)	(28)	(22)
Ameren Illinois Electric Distribution total	$699	$552	$1,844	$1,567
Ameren Transmission
Ameren Illinois Transmission(a)	$176	$155	$482	$422
ATXI	64	55	177	165
Eliminate affiliate revenues	—	—	(1)	(1)
Ameren Transmission total	$240	$210	$658	$586
Other and intersegment eliminations(a)	(61)	(51)	(172)	(135)
Ameren Total	$2,563	$2,035	$6,223	$4,920
(a)Includes $46 million, $35 million, $123 million and $90 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	2	15	13
Ameren Illinois Natural Gas	25	27	120	115
Ameren Total	28	29	135	128
Gas Revenues (in millions):
Ameren Missouri	$20	$18	$109	$103
Ameren Illinois Natural Gas	117	121	686	660
Eliminate affiliate revenues	(1)	(1)	(1)	(1)
Ameren Total	$136	$138	$794	$762
		September 30,		December 31,
		2025		2024
Common Stock:
Shares outstanding (in millions)		270.5		269.9
Book value per share		$47.25		$44.88